UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Synplicity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

EXPLANATORY NOTE

This additional definitive material is provided to update the information contained in the Definitive Proxy Statement previously filed by Synplicity, Inc. (“Synplicity”) on April 17, 2008 relating to the proposed acquisition of Synplicity by Synopsys, Inc. (“Synopsys”).  At the time of filing, the information provided below was unavailable.

PROXY SOLICITATION

Synplicity has engaged The Altman Group to serve as a proxy solicitor in connection with the 2008 Special Meeting of Shareholders.  Synplicity will pay The Altman Group a fee of $6,000 and will reimburse The Altman Group for its out-of-pocket expenses.  As discussed in the Definitive Proxy Statement filed by Synplicity on April 17, 2008, the entire expense of preparing, assembling, printing and mailing the proxy solicitation and related materials and the cost of soliciting proxies will be borne by Synplicity, including expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses.

Additional Information

On April 17, 2008, Synplicity filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the proposed acquisition of Synplicity by Synopsys. Investors and security holders of Synplicity are urged to read the definitive proxy statement and any other relevant materials filed by Synopsys or Synplicity with the SEC because they contain, or will contain, important information about Synopsys, Synplicity and the proposed acquisition. The definitive proxy statement has been mailed to the security holders of Synplicity. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Synopsys or Synplicity with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Synopsys by contacting Synopsys Investor Relations, 700 East Middlefield Road, Mountain View, California, 94043, (650) 584-5000. Investors and security holders may obtain free copies of the documents filed with the SEC by Synplicity by contacting Synplicity Investor Relations, 600 W. California Avenue, Sunnyvale, California, 94086, (408) 215-6000.

Synplicity and its officers and directors may be deemed to be participants in the solicitation of proxies from Synplicity’s shareholders with respect to the merger. A description of any interests that these officers and directors have in the merger are set forth in the definitive proxy statement filed with the SEC. Additional information concerning Synplicity’s directors and executive officers is set forth in Synplicity’s Amendment No.1 to Annual Report on Form 10-K, which was filed with the SEC on April 4, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Synplicity’s Investor Relations page on its corporate website at www.synplicity.com.